                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Form S-3 of our report dated October 4, 1996, on our audits of the consolidated financial statements as of August 31, 1996 and 1995, and for the years ended August 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Ft. Lauderdale, Florida
September 15, 1997